Exhibit 10.25

Woof! Welcome to BarkBox, Inc., John!

01.

On behalf of Brownie, Bowie and the rest of the Barkbox, Inc. team, I ruv that I can fetch you this paper on November 29, 2016 with the terms of your offer of employment with Barkbox to serve as Chief Financial Officer and Assistant Director of Belly Scratches effective on or about December 5, 2016 at our offices on 221 Canal Street, 6th floor, New York, NY 10013. You will be reporting to Matt Meeker. If your Primary language is not English, please note it here: ______________. Note: this information will only be used for purposes of complying with Section 195 of the New York Labor Law.

02.

Your salary will be $27,083.33 (rounded to nearest penny) per month (which equates to $325,000 annually (rounded to nearest dollar)), less payroll deductions and required taxes and withholdings, and will be paid on or about the 15th and the last day of each month. Such salary may be adjusted from time to time in accordance with normal business practice and in the sole discretion of Barkbox. This position is exempt under one or more of the “white collar” exemptions provided in federal or state law, and you therefore will not receive overtime pay if you work more than 40 hours in a workweek. Your compensation may be supplemented with puppy kisses and tug of war battles.

03.

This letter will summarize important details of matters pertaining to your employment, including information about current benefits, which are provided to the workforce here at Barkbox, Inc (“Barkbox”). Our benefits, payroll, and other human resource management services are provided through TriNet HR Corporation, a professional employer organization. As a result of Barkbox’s arrangement with TriNet, TriNet will be responsible for administrative tasks associated with your employment and your manager here at Barkbox will be responsible for directing your work, reviewing your performance, setting your schedule, and otherwise directing your work at Barkbox. Barkbox, through TriNet, offers its employees insurance, retirement and pre-tax spending benefits. Information about these benefits, including costs, qualifications and limitations, will be available at TriNet’s on-line self-service portal, HR Passport, subject to the terms and conditions included in the End User License Agreement (EULA) you must accept in order to access HR Passport. You may participate in any and all benefit programs that Barkbox establishes and makes available to its human employees from time to time, provided you are eligible under (and subject to all provisions of) the plan documents governing those programs. There are certain perquisites exclusively available to our canine employees, including but not limited to the right to arrive at work in nothing but your fur coat. Please remember that those perks are only available to our canine employees.

04.

Subject to the approval of the Board of Directors of Barkbox, Barkbox may grant to you an incentive stock option (the “Option”) under Barkbox’s 2011 Stock Incentive Plan (the “Plan”) for the purchase of an aggregate of 250,000 shares of common stock of Barkbox at a price per share equal to the fair market value, as determined by Barkbox, at the time of Board approval. The Option shall be subject to all terms, vesting schedules and other provisions set forth in the Plan and in a separate option agreement, which shall provide that, if, after a Change in Control (as defined in the option agreement) of Barkbox, your employment with Barkbox is terminated (i) by Barkbox without Cause (as defined in the option agreement) or (ii) by you for Good Reason (as defined in the option agreement), then the vesting schedule of the Option shares shall be accelerated such that all the remaining unvested shares shall vest on the date of such termination. As a condition of receiving the foregoing Option grant, you will be required to sign that certain (a) Second Amended and Restated Voting Agreement, dated May 16, 2016, and (b) Second Amended and Restated Right of First Refusal and Co-Sale Agreement, dated May 16, 2016.

05.

You will be required to execute an Invention and Non-Disclosure Agreement and a Non-Competition and Non-Solicitation Agreement in the forms attached as Exhibit A and Exhibit B. as a condition of employment and receipt of many puppy kisses. Hey, and you will need to read and accept the Barkbox company handbook, and of course we reserve the right to change or revise our policies or benefits at any time. That’s just the way it is.

06.

You shall be present at Barkbox’s New York offices no less frequently than two consecutive business days in every two weeks. Barkbox will reimburse you for all travel, boarding and meal expenses that comply with Barkbox’s travel expense reimbursement policy.

07.

You represent that you are not bound by any employment contract, restrictive covenant, feline relationship or other restriction preventing you from entering into employment with or carrying out your responsibilities for Barkbox, or which is in any way inconsistent with the terms of this letter.

08.	You represent that you ruv dogs with all your paws.

09.

You agree to provide to Barkbox, within three days of your hire date, a completed 1-9 and supporting documentation of your eligibility to work in the United States, as required by the Immigration Reform and Control Act of 1986. You may need to obtain a work visa in order to be eligible to work in the United States. If that is the case, your employment with Barkbox will be conditioned upon your obtaining a work visa in a timely manner as determined by Barkbox.

10.

This letter shall not be construed as an agreement, either expressed or implied, to employ you for any stated term, and shall in no way alter Barkbox’s policy of employment at-will, under which both you and Barkbox remain free to terminate the employment relationship, with or without cause, at any time, with or without notice. Similarly, nothing in this letter shall be construed as an agreement, either express or implied, to pay you any compensation or grant you any benefit beyond the end of your employment with Barkbox, other than should Barkbox terminate your employment without Cause (as defined in the option agreement), Barkbox will pay you the equivalent of six (6) months then current salary. Notwithstanding the above, if you or Barkbox choose to terminate the employment relationship and you would like one last puppy kiss please feel free to ask and we will do our best to accommodate your request.

[Continues on next page]

If you agree with the provisions of this letter, please sign or paw print the enclosed duplicate of this letter in the space provided below and return it to your manager. You hereby acknowledge and agree that upon your acceptance of this offer of employment, that certain Consulting Agreement, by and between you and Barkbox, dated April 22, 2016, shall terminate immediately. If you do not accept this offer by December 2, 2016, this offer will be revoked and it is likely that at least one puppy will be very sad.

Very Truly Yours,

BARKBOX, INC

By:	/s/ Carly Strife
Name	Carly Strife
Title:	President

The foregoing correctly sets forth the terms of my offer of employment by Barkbox, Inc.

/s/ John Toth	Date:	12/5/2016
Name: John Toth

Exhibit A

INVENTION AND NON-DISCLOSURE AGREEMENT

This Agreement is made by and between Barkbox, Inc., a Delaware corporation (hereinafter referred to collectively with its subsidiaries as the “Company”), John Toth (the “Puppy Lover”).

In consideration of the employment or the continued employment of the Employee by the Company, the Company and the Puppy Lover agree as follows:

01.	Condition of Employment

The Puppy Lover acknowledges that his/her employment and/or the continuance of that employment with the Company is contingent upon his/her agreement to sign and adhere to the provisions of this Agreement. The Puppy Lover further acknowledges that the Company has agreed to grant him/her options to purchase shares of the Company’s common stock, par value $0.0001 per share partially in consideration for his/her entry into this Agreement. The Puppy Lover further acknowledges that the nature of the Company’s business is such that protection of its proprietary and confidential information (obviously as well as a sufficient supply of dog treats) is critical to the business’ survival and success.

02.	Proprietary and Confidential Information.

a.

The Puppy Lover agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company’s business or financial affairs (collectively, “Proprietary Information”) is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include discoveries, inventions, products, product improvements, product enhancements, processes, methods, techniques, formulas, compositions, compounds, negotiation strategies and positions, projects, developments, plans (including business and marketing plans), research data, clinical data, financial data (including sales costs, profits, pricing methods), personnel data, computer programs (including software used pursuant to a license agreement), customer, prospect and supplier lists, contacts at or knowledge of customers or prospective customers of the Company and secret belly scratch formulas as may be developed from time to time by the Company. The Puppy Lover will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of his/her duties as an employee of the Company) without written approval by an officer of the Company, either during or after his/her employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Puppy Lover. While employed by the Company, the Puppy Lover will use the Puppy Lover’s best efforts to prevent unauthorized publication or disclosure of any of the Company’s Proprietary Information.

b.

The Puppy Lover agrees that all files, documents, letters, memoranda, reports, records, data, sketches, drawings, models, laboratory notebooks, program listings, computer equipment or devices, computer programs or other written, photographic, or other tangible or intangible material containing Proprietary Information, whether created by the Puppy Lover or others, which shall come into his/her custody or possession, shall be and are the exclusive property of the Company to be used by the Puppy Lover only in the performance of his/her duties for the Company and shall not be copied or removed from the Company premises except in the pursuit of the business of the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Puppy Lover shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) termination of his/her employment. After such delivery, the Puppy Lover shall not retain any such materials or copies thereof or any such tangible property. Notwithstanding the above, and recognizing the importance of a good belly scratch, the Puppy Lover may continue to use any secret belly scratch formulas developed by the Company from time to time in private, in the privacy of his/her own home with his/her own dogs following the termination of his/her employment.

c.

The Puppy Lover agrees that his/her obligation not to disclose or to use information and materials of the types set forth in paragraphs 2(a) and 2(b) above, and his/her obligation to return materials and tangible property, set forth in paragraph 2(b) above, also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Puppy Lover in the course of the Company’s business.

d.

The Puppy Lover acknowledges that he or she has been advised of the immunity from liability under the Defend Trade Secrets Act, and cannot be held criminally or civilly liable under federal or state trade secret law for the disclosure of trade secrets (including Proprietary Information) made in confidence to government officials or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or included in a complaint or other document in legal proceedings, provided that any such filing is made under seal and protected from public disclosure.

03.	Developments.

a.

The Puppy Lover will make full and prompt disclosure to the Company of all discoveries, inventions, improvements, enhancements, processes, methods, techniques, developments, software, works of authorship, whether patentable or not, including but not limited to humane traps for the removal of felines from respectable society, which have been created, made, conceived, or reduced to practice by the Puppy Lover or under his or her direction or jointly with others: (i) prior to the date hereof, using the Company’s resources and/or Proprietary Information, or (ii) during his/her employment by the Company, whether or not during normal working hours or on the premises of the Company, which relate directly to the business of the Company, or using the Company’s resources and/or Proprietary Information (all of which are collectively referred to in this Agreement as “Developments”). For the purposes of this Agreement, the “business of the Company” shall mean pet-focused commerce.

b.

The Puppy Lover agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his/her right, title and interest in and to all Developments and all related intellectual property. The Puppy Lover understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph 3(b) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. The Puppy Lover also hereby waives all claims to moral rights in any Developments.

c.

The Puppy Lover agrees to cooperate fully with the Company, both during and after his/her employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. The Puppy Lover shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. The Puppy Lover further agrees that if the Company is unable, after reasonable effort, to secure the signature of the Puppy Lover on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Puppy Lover, and the Puppy Lover hereby irrevocably designates and appoints each executive officer of the Company as his/her agent and attorney-in-fact to execute any such papers on his/her behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.

04.	Other Agreements.

The Puppy Lover represents that, except as the Puppy Lover has disclosed in writing to the Company, the Puppy Lover is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his/her employment with the Company, to refrain from competing, directly or indirectly, with the business of such previous employer or any other party or to refrain from soliciting employees, customers or suppliers of such previous employer or other party. The Puppy Lover further represents that his/her performance of all the terms of this Agreement and the performance of his/her duties as an employee of the Company do not and will not conflict with or breach any agreement with any prior employer or other party to which the Puppy Lover is a party (including without limitation any nondisclosure or non-competition agreement), and that the Puppy Lover will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others. The Puppy Lover further represents that he/she is not bound by the terms of any agreement with any member of the feline species relating to provision of love, ear scratches or affection, the presence of which may affect the Puppy Lover’s ability to provide the same to a dog.

05.	United States Government Obligations.

The Puppy Lover acknowledges that the Company from time to time may have agreements with other persons or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Puppy Lover agrees to be bound by all such obligations and restrictions which are made known to the Puppy Lover and to take all action necessary to discharge the obligations of the Company under such agreements.

06.	MISCELLANEOUS

a.

Equitable Remedies. The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Puppy Lover to be reasonable for such purpose. The Puppy Lover agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage which is difficult to measure. Therefore, in the event of any such breach or threatened breach, the Puppy Lover agrees that the Company, in addition to such other remedies which may be available, shall have the right to obtain an injunction from a court restraining such a breach or threatened breach and the right to specific performance of the provisions of this Agreement and the Puppy Lover hereby waives the adequacy of a remedy at law as a defense to such relief.

b.

Obligations to Third Parties. The Puppy Lover acknowledges and represents that this agreement and the Puppy Lover’s employment with the Company will not violate any continuing obligation the Puppy Lover has to any former employer or other third party or to any member of the feline species.

c.

Disclosure of this Agreement. The Puppy Lover hereby authorizes the Company to notify others, including but not limited to customers of the Company and any of the Puppy Lover’s future employers, prospective business associates or canine partners, of the terms and existence of this Agreement and the Puppy Lover’s continuing obligations to the Company hereunder.

d.

Not Employment Contract. The Puppy Lover acknowledges that this Agreement does not constitute a contract of employment, does not imply that the Company will continue his/her employment for any period of time and does not change the at-will nature of his/her employment.

e.

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to the Company’s assets or business, provided, however, that the obligations of the Puppy Lover are personal and shall not be assigned by him or her. The Puppy Lover expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose employ the Puppy Lover may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

f.

Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

g.

Waivers. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

h.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to the conflicts of laws provisions thereof). Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of New York (or, if appropriate, a federal court located within the State of New York), and the Company and the Puppy Lover each consents to the jurisdiction of such a court. The Company and the Puppy Lover each hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.

i.

Entire Agreement; Amendment. This Agreement supersedes all prior agreements, written or oral, between the Puppy Lover and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Puppy Lover and the Company. The Puppy Lover agrees that any change or changes in his/her duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

j.

Captions and Images. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement. Any images included in this agreement are for convenience of reference and levity only and shall not be considered part of this Agreement.

k.

Levity. Certain portions of this Agreement, specifically those relating to the ongoing and subversive battle being waged by the feline species towards dogs and relating to the general adorableness of puppies are included for the purposes of levity and, while very important from a culture perspective, are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

[Signature page follows]

THE PUPPY LOVER ACKNOWLEDGES THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

WITNESS our hands and seals:

BARKBOX, INC.

Date: 11/29/2016	By:	/s/ Carly Strife
	Name:	Carly Strife
	Title:	President

John Toth

Date: 12/5/2016	Signed:	/s/ John Toth

Exhibit B

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This Agreement is made between Barkbox, Inc., a Delaware corporation (hereinafter referred to collectively with its subsidiaries as the “Company”), and John Toth (the “Puppy Lover”).

For good consideration and in consideration of the employment or continued employment of the Puppy Lover by the Company and in partial consideration of the Company’s willingness to [grant the Puppy Lover options to purchase / sell the Puppy Lover shares] of the Company’s common stock, par value $0.0001 per share, the Puppy Lover and the Company agree as follows:

01.

Non-Competition and Non-Solicitation. While the Puppy Lover is employed by the Company and for a period of one (1) year after the termination or cessation of such employment for any reason, the Puppy Lover will not directly or indirectly:

(a) Engage or assist others in engaging in any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) that is competitive with the Company’s Business (as defined below), including but not limited to any business or enterprise that primarily develops, manufactures, markets, licenses, sells or provides any product or service that competes with any product or service developed, manufactured, marketed, licensed, sold or provided, or planned to be developed, manufactured, marketed, licensed, sold or provided, by the Company while the Puppy Lover was engaged by the Company (for the purposes of this Agreement, the Company’s “Business” shall mean any business or service related to pet-focused commerce); or

(b) Either alone or in association with others, solicit, divert or take away, or attempt to divert or take away, the business or patronage of any of the clients, customers, or business partners of the Company which were contacted, solicited, or served by the Company during the 12-month period prior to the termination or cessation of the Puppy Lover’s employment with the Company; or

(c) Either alone or in association with others (i) solicit, induce or attempt to induce, any employee or independent contractor of the Company to terminate his or her employment or other engagement with the Company, or (ii) hire, or recruit or attempt to hire, or engage or attempt to engage as an independent contractor, any person who was employed or otherwise engaged by the Company at any time during the term of the Puppy Lover’s employment with the Company; provided that this clause (ii) shall not apply to the recruitment or hiring or other engagement of any individual whose employment or other engagement with the Company has been terminated for a period of six months or longer.

(d) Either alone or in association with others solicit, induce or attempt to induce, any other employee’s dog(s) to leave such other employee, no matter how adorable said dog is.

(e) Engage or assist others in engaging in any relationship with a kitten, except to the extent such relationship is superseded by the Puppy Lover’s genera! love of dogs, provided that if the Puppy Lover does engage in such a relationship it shall be accepted and generally acknowledged by all parties that the Puppy Lover truly prefers the company of dogs over cats.

(f) Notwithstanding the foregoing, Section 1(a) shall not preclude the Puppy Lover from becoming an employee of, or from otherwise providing services to, a separate division or operating unit of a multi-divisional business or enterprise (a “Division”) if: (i) the Division by which the Puppy Lover is employed, or to which the Puppy Lover provides services, is not competitive with the Company’s Business, (ii) the Puppy Lover does not provide services, directly or indirectly, to any other division or operating unit of such multi-divisional business or enterprise which is directly competitive with the Company’s Business (individually, a “Competitive Division” and collectively, the “Competitive Divisions”) and (iii) the Competitive Divisions, in the aggregate, accounted for less than one-third of the multi-divisional business or enterprises’ consolidated revenues for the most recent fiscal year, and each subsequent quarterly period, prior to the Puppy Lover’s commencement of employment with the Division.

(g) Notwithstanding the foregoing, Section 1(e) shall not preclude the Puppy Lover from owning a cat, however the Company would like to take this opportunity to note that doggies are much more loveable and are significantly better companions who do not plot their owners’ death at every opportunity.

(h) Extension. If the Puppy Lover violates the provisions of any of the preceding paragraphs of this Section 1 (with the exception of subsections (e) and (g)), the Puppy Lover shall continue to be bound by the restrictions set forth in such paragraph until a period of one (1) year has expired without any violation of such provisions.

02.	Miscellaneous.

(i) Equitable Remedies. The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Puppy Lover to be reasonable for such purpose. The Puppy Lover agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage which is difficult to measure. Therefore, in the event of any such breach or threatened breach, the Puppy Lover agrees that the Company, in addition to such other remedies which may be available, shall have the right to obtain an injunction from a court restraining such a breach or threatened breach and the right to specific performance of the provisions of this Agreement and the Puppy Lover hereby waives the adequacy of a remedy at law as a defense to such relief.

(j) Obligations to Third Parties. The Puppy Lover acknowledges and represents that this agreement and the Puppy Lover’s employment with the Company will not violate any continuing obligation the Puppy Lover has to any former employer or other third party or to a member of the feline species.

(k) Disclosure of this Agreement. The Puppy Lover hereby authorizes the Company to notify others, including but not limited to customers of the Company and any of the Puppy Lover’s future employers or prospective business associates or canine partners, of the terms and existence of this Agreement and the Puppy Lover’s continuing obligations to the Company hereunder.

(1) Not Employment Contract. The Puppy Lover acknowledges that this Agreement does not constitute a contract of employment, does not imply that the Company will continue his/her employment for any period of time and does not change the at-will nature of his/her employment.

(m) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to the Company’s assets or business, provided, however, that the obligations of the Puppy Lover are personal and shall not be assigned by him or her. The Puppy Lover expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose employ the Puppy Lover may be transferred without the necessity that this Agreement be re-signed at the time of such transfer. Notwithstanding the foregoing, if the Company is merged with or into a third party which is engaged in multiple lines of business, or if a third party engaged in multiple lines of business succeeds to the Company’s assets or business, then for purposes of Section 1(a), the term “Company’s Business” shall mean and refer to the business of the Company as it existed immediately prior to such event and as it subsequently develops and not to the third party’s other businesses.

(n) Interpretation. If any restriction set forth in Section 1 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

(o) Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

(p) Waivers. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

(q) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to the conflicts of laws provisions thereof). Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of New York (or, if appropriate, a federal court located within the State of New York), and the Company and the Puppy Lover each consents to the jurisdiction of such a court. The Company and the Puppy Lover each hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.

(r) Entire Agreement; Amendment. This Agreement supersedes all prior agreements, written or oral, between the Puppy Lover and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Puppy Lover and the Company. The Puppy Lover agrees that any change or changes in his/her duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

(s) Captions and Images. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement. Any images included in this agreement are for convenience of reference and levity only and shall not be considered part of this Agreement.

(t) Levity. Certain portions of this Agreement, specifically those relating to the ongoing and subversive battle being waged by the feline species towards dogs and relating to the general adorableness of dogs are included for the purposes of levity and Company culture and, while very important from a culture perspective, are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

[Signature page follows]

THE PUPPY LOVER ACKNOWLEDGES THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

BARKBOX, INC.

Date: 11/29/2016	By:	/s/ Carly Strife
	Name:	Carly Strife
	Title:	President

John Toth

Date: 12/5/2016	Signed:	/s/ John Toth